                                                                EXHIBIT 10.1


                           PURCHASE AND SALE AGREEMENT

1. Premises. DOE Partners, L.P., a Delaware limited partnership with an address at 44 Brattle Street, Cambridge, Massachusetts 02238, c/o Brattle Advisors, L.P. ("Seller") agrees to sell, and Daymarc, Inc., a Delaware corporation with an address of 301 Second Avenue, Waltham, Massachusetts 02154-1194, Attn: Robert Allison ("Buyer") agrees to buy upon the terms hereinafter set forth, the premises consisting of Lot I and Lot 2 (the "Land"), Monarch Technology Drive, Littleton, Middlesex County, Massachusetts, together with all buildings, structures, other improvements and all appurtenant rights (collectively, the "Premises"), all as more particularly described in Exhibit A. The Premises shall include, without limitation, all right, title and interest of Seller in and to all plans relating to the Land and any subdivision thereof, including any utility plans, all construction plans and specifications relating to the Premises, and all guaranties and warranties by, and rights against, third parties with respect to the construction of the buildings or the furnishing or installation of equipment or machinery therein or with respect to any and all borings, soil tests, percolation tests and other tests and reports, site analysis, and surveys with respect to the Land; as well as all right, title and interest of Seller in and to all permits, certificates, variances, consents and approvals, to the extent assignable, with respect to the Premises, including without limitation the Title V Report and the Environmental Reports (as defined below).

2.       Title.

         (a) The Premises are to be conveyed by a good and sufficient quitclaim deed (the "Deed") running to Buyer, or to such nominee as Buyer may designated by notice to Seller at least five days before the Time of Closing, as hereinafter defined. The Deed shall convey good and clear record and marketable title to the Premises, sufficient to entitle Buyer to a Certificate of Title if the title is registered, free from encumbrances and encroachments by or on the Premises, except:

                  (i) provisions of applicable laws and regulations of any governmental authority in effect at the Time of Closing;

                  (ii) such taxes for the then current tax period as are not due and payable at the Time of Closing;

                  (iii) any liens for municipal betterments assessed against the Premises; and

                  (iv) liens and encumbrances listed on Exhibit B (the "Permitted Encumbrances").



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         (b) On of before October 13, 1995, Buyer may, at Buyer's sole cost and expense, obtain a title report or commitment (the "Title Report") with respect to, and a survey of, the Premises (the "Survey"). If Buyer objects to any matters disclosed in the Title Report or the Survey, Buyer shall, prior to the expiration of such period, notify Seller in writing, specifying the objectionable matters; any such objection notice shall contain copies of the Title Report (with copies of all instruments listed as exceptions to title to which Buyer has objections) and the Survey. Seller may elect (but shall have no obligation whatsoever) to undertake to cure any such matters prior to the Closing. On or before the Termination Date (as defined below), Seller shall notify Buyer whether Seller intends to undertake such cure. With respect to easements, encumbrances and other matters listed on Exhibit B as Permitted Encumbrances, Seller shall have no responsibility to remove or modify the same, but Buyer shall be entitled to exercise its rights under Section 14 to cancel this Agreement if Buyer is not satisfied with such Permitted Encumbrances.

         Unless objected to within the periods provided in this Subsection 2(b), any title matter listed or which could have been listed on the Title Report, and any survey matter shown or which could have been shown on the Survey, shall be deemed to have been approved by Buyer. If Buyer objects to any title or survey matter within the time periods provided in this Subsection 2(b) and Seller does not, on or before the Termination Date (as defined below) elect to undertake a cure thereof, Buyer may exercise its rights to terminate this Agreement pursuant to Section 14. If Seller does elect to undertake such a cure, it shall be a condition to Buyer's obligation to close the transactions contemplated by this Agreement that the cure shall have been effected to Buyer's reasonable satisfaction ("Seller's Cure Obligations").

3. Price. The agreed purchase price for the Premises (the "Purchase Price") is Four Million Two Hundred Thousand Dollars ($4,200,000), of which

$  100,000                 have been paid this day as a deposit (all such sums
                           paid prior to the Time of Closing are collectively
                           referred to hereinafter as the "Deposit"), such
                           Deposit to be held in escrow and applied in
                           accordance with Section 13 hereof,

$4,100,000                 are to be paid at the Time of Closing in cash, by
                           certified or bank check or checks or by federal wire
                           transfer, of federal funds to a bank account, which
                           bank account (and the appropriate wiring instructions
                           therefor) shall be designated by Seller in a written
                           notice given not less than three (3) days prior to
                           the Time of Closing.

----------
$4,200,000                TOTAL

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4.       Closing. The Deed is to be delivered at 10:00 a.m. on November 15,
1995, at the offices of Ropes & Gray, One International Place, Boston, Massachusetts 02110 unless otherwise agreed upon in writing (such time, as the same may be extended, herein referred to as the "Time of Closing"). In addition, the Time of Closing may be extended not more than once, by up to five (5) business days, by Buyer or Seller by written notice to the other party, if Buyer or Seller, as the case may be, determines, in its good faith judgment, that such an extension is appropriate or necessary to accommodate the schedules of Buyer or Seller, as the case may be, and its representatives. The terms "Closing", "Closing Date" and Time of Closing" shall include any permitted extensions thereof. It is agreed that time is of the essence of this Agreement.

5.       Possession and Condition of Premises.

         (a) Full possession of the Premises, free of all tenants and occupants is to be delivered at the Time of Closing, the Premises to be then (i) in the same condition as they now are, reasonable use and wear thereof excepted; provided, however, that at the Time of Closing Seller shall cause the HVAC system to be in good operating condition to the reasonable satisfaction of the Buyer; and

         (b) not in violation in any material respect of applicable building, zoning, environmental, landmark, historic preservation, wetlands, and other laws, codes, ordinances, by-laws, rules, regulations, and orders of governmental authorities, which violation results from or arises out or any act or omission of any person which occurs after the Termination Date (defined in Section 14) below (any such violation is hereinafter referred to as a "Post-Termination Date Violation") [i.e., with respect to any violation of the aforesaid applicable laws, codes, ordinances, etc. which exists prior to the Termination Date, Buyer
- by not exercising its termination rights under Section 14 hereof - shall be deemed to have waived its rights to claim that such "pre-Termination Date Violation" violates the provisions of this clause (ii) of Section 5; if, however, any Post-Termination Date Violation exists as of the Closing, and Seller does not exercise its right (although Seller has no obligation) to cure such Post-Termination Date Violation under Section 6 hereof, Buyer shall be entitled to exercise its rights under Section 6 to cancel this Agreement on account of the existence of such Post-Termination Date Violation], (iii) free of all furnishings, fixtures, equipment and personal property owned by Seller or third parties not included in the sale of the Premises.

6. Extension. If Seller shall be unable to convey title, or to deliver possession of the Premises, all as herein stipulated, or if at the Time of Closing the Premises do not conform with the provisions hereof, then, Seller shall use reasonable efforts to remove defects in title, and to deliver possession as provided herein, and to make the Premises conform to the provisions hereof, as the case may be, and the Time of Closing shall be extended for a period of 30 days. Notwithstanding anything contained herein to the contrary, Seller shall in all events be obligated to cure, remove or provide for the satisfaction of any mortgages or other encumbrances which Seller voluntarily or intentionally placed on the Property, whether such

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



mortgage or other encumbrance constitutes either a Pre-Termination Date Violation or a Post-Termination Date Violation.

         If at the expiration of the extended Time Seller shall have failed so to remove any defects in title, deliver possession, or to make the Premises conform, as the case may be, all as herein agreed, then, at Buyer's option, any payments made under this Agreement shall be forthwith refunded and all other obligations of all parties hereto shall cease and the Agreement shall be void and without recourse to the parties hereto; provided, however, that Buyer shall have the election, at either the original or extended Time of Closing, to accept such title as the Seller can deliver to the Premises in their then condition and to pay therefor the Purchase Price without deduction. If at the Time of Closing, the Premises or title thereto does not conform to the provisions of this Agreement as a result of a Post-Termination Date Violation caused by the intentional or willful acts of Seller and as a result thereof, Buyer elects not to accept such title as Seller can deliver, then not only shall all Deposits be forthwith refunded with interest earned in accordance with Section 13 hereof, but also Seller shall reimburse Buyer for all out-of-pocket expenses of Buyer reasonably incurred in connection with the preparation and negotiation of this Agreement and the undertaking of its due diligence under this Agreement, including, without limitation, the legal fees and disbursements of Buyer's attorneys, the cost of obtaining the structural and mechanical report of the Building, the costs of obtaining a title report, and the costs of all other reports, inspections and tests conducted by Buyer in connection with the due diligence (such amounts to be reimbursed by Seller are hereinafter referred to as the "Make Whole Payment"). Upon payment by Seller of the Make Whole Payment, all obligations of the parties hereto shall cease (except for those obligations herein which expressly survive any termination of this Agreement) and this Agreement shall be void without any recourse to the parties hereto. Nothing herein shall be construed to require Buyer to elect to accept such title as Seller can deliver to the Premises in accordance with this Section.

7. Merger. The acceptance of the Deed by Buyer or the grantee designated by Buyer, as the case may be, shall be deemed to be a full performance and discharge of every Agreement and obligation herein contained or expresses, except that the provisions of Paragraphs 12 and 14 shall survive for a period of one year.

8. Use of Purchase Money. To enable Seller to convey the Premises as herein provided, Seller may, at the Time of Closing, use the purchase money or any portion thereof to clear the title or any or all encumbrances or interests, provided that all instruments so produced are recorded simultaneously with the Deed, at Seller's expense.

9.       Fire, Casualty and Condemnation.

         (a) The risk of loss, damage or destruction to the Premises by fire or other casualty until the Time of Closing is retained by Seller, but without any obligation or liability by Seller to repair or restore the Premises. Seller shall maintain in effect through the Time of Closing,

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policies of fire and casualty insurance in an amount equal to the full insurable value of the buildings and other improvements on the Premises, less a deductible in the amount of Fifty Thousand Dollars ($50,000.00) or less with a replacement cost endorsement.

         If at any time prior to the Time of Closing, any portion of the Premises is destroyed or damaged as a result of (a) a fire or any other casualty (hereinafter collectively referred to as "Casualty"), or (b) a taking in eminent domain (hereinafter referred to as "Taking"), Seller shall promptly give written notice thereof (hereinafter referred to as the "Damage Notice") to Buyer including a statement by an independent contractor reasonably selected by Seller of its estimate (hereinafter referred to as the "Estimate") of the cost of fully repairing and restoring the Premises (to the extent practicable) to the condition which existed prior to the Casualty or Taking, as the case may be. The Estimate shall be conclusive and binding upon Buyer and Seller. Any damage to or destruction of the Premises as a result of a Casualty or Taking shall be deemed to be immaterial if the Estimate is Five Hundred Thousand Dollars ($500,000.00) or less. In such event, neither party shall have the right to terminate this Agreement and there shall be no abatement in the Purchase Price (although Buyer shall be entitled to a credit against the Purchase Price in the amount of the applicable deductible), and in lieu of any such abatement, Seller shall execute, acknowledge and deliver to Buyer at the Closing, in counterparts, an assignment, expressly made without representation or warranty by Seller and without recourse to Seller, of Seller's interest in any net insurance or condemnation proceeds (that is, after expense of collection) which may be payable to Seller as a result of such Casualty or Taking, subject, however to Seller's right to receive reimbursement therefrom of any amounts reasonably paid or incurred by Seller for or on account of repairs and/or restoration of the Premises prior to the Closing. If a holder of a mortgage on the Premises shall not permit the insurance proceeds or a part thereof to be used to restore the Premises to its former condition or to be so paid over or assigned, then Seller shall, on delivery of the Deed, give to Buyer (A) a credit against the Purchase Price equal to said amounts recovered or recoverable and retained by the holder of such mortgage and (B) a credit against the Purchase Price equal to the amount of such deductible.

                 If there shall be material (i.e., the Estimate is more than Five Hundred Thousand Dollars ($500,000.00)) damage to, or destruction of, the Premises as a result of a Casualty or Taking prior to the Closing, Buyer and Seller shall each have the right to terminate this Agreement by providing written notice to the other Party within ten
         (10) days after Buyer's receipt of the Damage Notice from Seller. Upon such termination, Seller shall return to Buyer the Deposit and upon such return of the Deposit, all claims and obligations of the Parties, except as otherwise expressly provided herein, shall be immediately released and discharged. If neither Buyer nor Seller elects to terminate this Agreement in accordance with the foregoing terms of this Section, there shall be no abatement in the Purchase Price (although Buyer shall be entitled to a credit against the Purchase Price in the amount of the applicable deductible), and in lieu of any such abatement, Seller shall execute, acknowledge and deliver to Buyer at the Closing, in counterparts, an assignment, expressly made without

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



         representation or warranty by Seller and without recourse to Seller, of Seller's interest in any net insurance or condemnation proceeds (that is, after expense of collection) which may be payable to Seller as a result of such Casualty or Taking, subject, however to Seller's right to receive reimbursement therefrom of any amounts reasonably paid or incurred by Seller for or on account of repairs and/or restoration to the Premises prior to the Closing. If a holder of a mortgage on the Premises shall not permit the insurance proceeds or a part thereof to be used to restore the Premises to its former condition or to be so paid over or assigned, then Seller shall, on delivery of the Deed, give to Buyer (A) a credit against the Purchase Price equal to said amounts recovered or recoverable and retained by the holder of such mortgage and (B) a credit against the Purchase Price equal to the amount of such deductible.

10. Adjustments. Taxes for the then current tax period shall be apportioned with Seller responsible for all taxes up to and including the Closing Date and Buyer responsible for all taxes thereafter, as of the Time of Closing and the net amount thereof shall be added to or be deducted from, as the case may be, the Purchase Price payable by Buyer at the Time of Closing. In addition to such adjustments, there will be a deduction from the Purchase Price in the amount of $72,080 representing an allowance for certain demolition and repair work to be done in the building and in the amount of $10,000 as an allowance for modular furniture.

         If the amount of said taxes has not been determined at the Time of Closing, they shall be apportioned on the basis of the most recent tax rate and assessment available, with a reapportionment as soon as the new tax rate and valuation can be ascertained; and, if the taxes which are to be apportioned shall thereafter be reduced by abatement, the amount of such abatement less the reasonable cost of obtaining same, shall be apportioned between the parties, provided that neither party shall be obligated to institute or prosecute proceedings for an abatement unless otherwise agreed. The party commencing abatement proceedings shall give the other party notice thereof and shall prosecute such proceedings and not discontinue them without first giving the other party notice of its intention so to do and reasonable opportunity to be substituted in such proceedings; and the other party agrees to cooperate in such proceedings without being obligated to incur any expense in connection therewith. The term "cooperate" as used in the last preceding sentence shall include the signing of any and all applications or petitions for such proceedings which are required to be brought in the name of Seller. The provisions of this paragraph shall survive the Closing.

11. Closing Documents. Seller shall deliver to Buyer at or before the Time of Closing the following documents, duly executed (and acknowledged where appropriate) by or on behalf of Seller: the Deed; copies of all surveys, plans and specifications and studies in the possession of Seller relating to the Premises; such title affidavits regarding partes in possession and indemnities regarding mechanics' liens as Buyer's title insurer may reasonably require in order to delete exceptions regarding such matters from its title insurance coverage; and such certifications as may be reasonably necessary for compliance with Internal Revenue Service regulations, a copy of Seller's limited partnership agreement and certificate of limited partnership certified by a general partner; and a certificate of the corporate secretary of Seller's general partner evidencing the authority and incumbency of the officers of Seller's general partner to execute the Deed and all other documents in connection with the sale of the Premises.

         Seller shall pay for the necessary documentary stamps at Closing and for the cost of recording any instruments required to clear title. Buyer shall pay for the recording of the Deed (not including the cost of documentary stamps) and any other instruments to be recorded.

12. Brokers. Seller and Buyer acknowledge that a brokerage commission shall be due to Charles H. Detwiller, III of Neelon Associates, Inc. upon the recording of the Deed and the payment of the Purchase Price all in accordance with a separate letter Agreement between Seller and said broker. Seller and Buyer mutually represent and warrant that neither Seller nor Buyer knows of any other broker who has claims or may have the right to claim a commission in connection with this purchase and sale. Seller and Buyer each agree to indemnify and hold the other harmless from and against any liability, loss, cost, damage, or expense, including court costs and reasonable attorney's fees, resulting from the breach of the above representation and warranty.

13. Deposit. The Deposit shall be held by Ropes & Gray in an interest-bearing, escrow account, shall be duly accounted for at the Time of Closing. Unless otherwise set forth in this Agreement, interest earned on the Deposit shall be paid to the party who is entitled to receive the Deposit.

         The parties acknowledged that Seller has no adequate remedy at law in the event of Buyer's failure to fulfill its obligation hereunder because it is impossible to compute exactly the damages which would accrue to the Seller in such event. The parties have therefore taken these facts into account in setting the amount of the Deposit and hereby agree that: (i) the Deposit is the best estimate of such damages which would accrue to Seller; (ii) the Deposit represents damages and not any penalty against Buyer and (iii) if Buyer shall fail to fulfill Buyer' obligations hereunder, the Deposit shall be retained by Seller as its full and liquidated damages in lieu of all other rights and remedies which Seller may have against Buyer at law or in equity for such failure.

14.      Buyer's Due Diligence; Seller's Actions Pending Closing.

         (a) Except as expressly set forth in this Agreement, Buyer acknowledges that Seller has made no representations or warranties with respect to the Premises including, without limitation, the value, quality or character of the Premises and/or the physical and environmental condition thereof. Buyer acknowledges that, except as expressly set forth in this Agreement, neither Seller not any officer, employee, consultant or other person representing or purportedly representing Seller has made, and Seller is not liable for or bound

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in any manner by, any express or implied warranties, guaranties, promises, statements, inducements, or representations pertaining to the physical and/or environmental condition or state of title thereof, the income, collectability or legality of rents, expenses and operation thereof, the uses which can be made of the same or any other matter to thing with respect thereto. Without limiting the foregoing, Buyer acknowledges and agrees that, except as expressly set forth in this Agreement Seller is not liable or bound by (and Buyer has not relied upon) any verbal or written statements, representations or any other information concerning the Premises, furnished by Seller or any past or present officer, employee, consultant or other person representing or purportedly representing Seller. Buyer agrees, further, that Seller shall not be responsible for any statements or representations of any kind furnished to Buyer by any real estate broker or any other person or entity except as specifically set forth herein.

         (b) Buyer acknowledges that it has received from Seller a copy of the Environmental Reports listed on Exhibit D (the "Environmental Reports") hereto and the Title V Report, and Buyer further acknowledges that: (i) it is purchasing the Premises subject to the matters reflected in said reports, (ii) prior to the Closing it will treat as confidential all matters reflected in said reports, and (iii) Seller has made no representation, warranty or covenant of any nature whatsoever with respect to said reports, including but not limited to, the completeness or accuracy of said reports and Seller shall have no lability whatsoever with respect to said reports.

         (c) Buyer and its consultants who are designated in writing by Buyer to Seller ("Consultants") shall have the right to enter the Premises on reasonable advance notice to Seller (i.e. to Greg Sullivan, c/o Winstanley Enterprises, P.O. Box 710, 100 Main Street, Concord, Massachusetts 01742; Tel: (508) 287-5000), to conduct at such times and on such dates acceptable to Seller such engineering inspections and investigations as Buyer shall deem necessary to determine, at its sole discretion, the suitability of the Premises, the cost of which inspections and investigations shall be borne exclusively by Buyer. Any such inspections and/or investigations shall be diligently performed in a manner which will not interfere with the use or operation of the Premises, and in the presence of such representatives as shall be designated by Seller. Buyer agrees to restore the Premises to the extent disturbed by any such inspections and/or investigations, and to provide Seller with a copy of any report produced as a result of such investigations and/or inspections (a "Report") within five (5) days of Buyer's receipt of same. Notwithstanding the foregoing, should Buyer contemplate the performance of any intrusive or destructive testing or soil investigations, Buyer must first obtain the prior written consent of Seller, which consent may be subject to such restrictions and requirements as Seller, in its sole discretion, may determine.

         Buyer hereby agrees to defend, indemnify and hold Seller harmless from and against any and all claims, liabilities, damages, losses, causes of action and/or obligations arising out of or in any manner directly or indirectly connected with the entry upon the Premises by Buyer and/or the Consultants except for losses caused by Seller's negligence. Prior to Buyer's or any Consultant's entry on the Premises, Buyer shall furnish to Seller a certificate naming

Seller as an additional insured on Buyer's and/or Consultant's commercial general liability policy, which policy must be in form, scope and substance, and with a company, reasonably satisfactory to Seller, in an amount of at least $2,000,000.00.

         (d)      During the period from the date hereof until the Time of
                  Closing:

                  (i) Seller shall cooperate fully with Buyer, at Buyer's sole expense, with respect to Buyer's investigation of the due diligence matters, including executing governmental applications as reasonably required by Buyer for Buyer's intended uses, provided that no such applications involve out-of-pocket expense to Seller or require endorsement of Buyer's project by Seller.

                  (ii) Seller shall provide Buyer promptly with any written notices received by Seller indicating (A) violations of any governmental law or regulation regarding the Premises, (B) eminent domain proceedings regarding the Premises, or (C) betterment assessment regarding the Premises.

                  (iii) Seller shall not, without the prior written consent of Buyer in each case:

                           (A) enter into or agree to enter into any lease or other agreement concerning occupancy or use of any of the Premises or other agreement concerning operation or ownership of, or property interests in, any of the Premises; and

                           (B) Seller shall not submit or withdraw any application for any permits, licenses or approvals from federal, state or local government agencies in connection with development or use of the Premises for Buyer's intended uses or otherwise take or omit to take any action which would adversely affect the Buyer's ability to develop the Premises for Buyer's intended uses.

                  (iv) Seller shall (A) maintain in full force and effect the existing fire, casualty and liability insurance policies relating to the Premises and (B) keep the Premises in the condition it is in on the date of this Agreement except for damage caused by casualty and work to be performed by Seller hereunder.

                  (v) Seller shall cooperate with Buyer in obtaining as-built plans for the Premises including executing any releases required by architects or contractors.

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



         (e) Buyer shall have the right, as a result of its decision based on its investigations and/or inspections of the Premises to terminate this Agreement by giving written notice to Seller on or before October 16, 1995 (time being of the essence) (the "Termination Date"). Buyer covenants and agrees with Seller that Buyer will keep and treat as confidential, to the extent permitted by applicable law, all information and data learned and obtained by Buyer through its own or its Consultant's investigations of the Premises, and Buyer shall, to the extent permitted by applicable law, cause its Consultants to do likewise.

         (f) In the event Buyer notifies Seller in writing, which notice is received by Seller on or before the Termination Date (time being of the essence), that it has terminated this Agreement, this Agreement shall be deemed canceled and thereafter neither party shall have any further rights against, or obligations or liabilities to, the other by reason of this Agreement, except that Seller shall refund to Buyer the Deposit, and except for obligations pursuant to the provisions of this Agreement which expressly state that such provisions survive the termination of this Agreement. If Buyer fails to give notice of cancellation by the Termination Date (time being of the essence) or in the event the notice of cancellation is not received by Seller on or before the Termination Date (time being of the essence), then Buyer shall be deemed to have waived Buyer's right to cancel this Agreement and to receive a refund of the Deposit by reason of the contingency contained in this Section and this Agreement shall remain in full force and effect.

         (g) In the event this Agreement is not canceled pursuant to the provisions of Subsections 2(b) or 14(f) or Section 6 hereof, Buyer acknowledges and agrees that it knows the condition, value, quality and character of the Premises and has satisfied itself that the present use thereof is in compliance with all applicable zoning ordinances, and is purchasing, and, is willing to accept, the Premises on an "AS IS", "WHERE IS" basis, that is, in the condition existing on the date hereof and on the Closing Date, subject, however, to Seller's specific representations and warranties hereunder, Seller's performance of the work described in Section 5 hereof and Seller's Cure Obligations, if any, and there being no uncured Post-Termination Date Violations.

         (h) Except as set forth in Section 5 hereof, nothing in this Agreement shall require Seller to incur any expense of any kind whatsoever to repair, restore, or otherwise cure any condition or state of facts with respect to the Premises.

         (i) Buyer acknowledges that it is responsible for obtaining all permits, approvals or other authorizations or entitlements required by any federal, state or local government for Buyer's use of the Premises.

         The provisions of this Section shall survive the Closing and the Delivery of the Deed or the earlier termination of this Agreement.

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



15. Seller's Representations and Warranties. Seller represents, warrants and covenants to Buyer as follows:

         (a) Seller is duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the Commonwealth of Massachusetts.

         (b) Seller has all requisite and necessary power and authority to execute and deliver this Agreement and to perform Seller's obligations hereunder.

         (c) The execution, delivery and performance by Seller of its obligations under this Agreement will not result in a breach of any of the terms or provisions of, or constitute a default (or a condition which, upon notice or lapse of time or both, would constitute a default) under any Agreement, instrument or obligation to which Seller is a party or by which Seller is bound and will not constitute a violation of any law, regulation, order, judgment, writ, injunction or decree applicable to Seller of any court or other governmental authority having jurisdiction over Seller.

         (d) There are no judgments, actions, suits or proceedings existing or pending (or, to the knowledge of Seller, threatened) against Seller or the Premises, at law or in equity, before or by any governmental authority having jurisdiction over Seller, which could have a material and adverse effect upon its performance of this Agreement.

         (e) This Agreement is the legal and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to general principles of equity, bankruptcy, reorganization and other similar laws affecting the enforcement of contracts generally.

         (f) There are no current leases or other occupancy agreements in existence, nor are there any tenants, with respect to any portion of the Premises.

         (g) The Land is the only real property owned by Seller in, the Town of Littleton.

         (h) There are no suits, actions or proceedings pending or, to the best of Seller's knowledge, threatened against or affecting the Premises before any court or administrative agency or officer which, if adversely determined, would have a materially adverse effect upon the operation or condition, financial or otherwise, of the Premises, including, but not limited to, any eminent domain proceedings, and to the best of Seller's knowledge, Seller is not in default with respect to, nor has notice of violation of, any judgment, order, writ, injunction, rule or regulation of any court or governmental agency or officer to which Seller is subject in any way affecting the Premises or the transactions provided for herein.

         (i) There are no agreements or contracts, including, without limitation, employment contracts, affecting any of the Premises or any use of the Premises that would not be terminable at will by Buyer without penalty from and after the Closing.

         (j) Other than miscellaneous work which Seller shall pay for in full, no work has been done on the Premises which could give rise to any liens under Massachusetts General Laws Chapter 254, and no contracts are outstanding or in effect with respect to the doing of any such work. Without limiting the foregoing, Seller shall remain liable after the delivery of the Deed hereunder for all obligations incurred or contracted by Seller prior to Closing, for labor and materials furnished in connection with work and construction at the Premises. Seller agrees to discharge all such obligations prior to delivery of the Deed, but will indemnify fully Buyer against all claims and expenses (including reasonable attorney's fees) based upon Seller's failure to discharge any or all of such obligations.

         (k) Buyer represents, covenants and warrants to Seller that Buyer has the legal right, power and authority to enter into this Agreement and to perform all of its obligations hereunder, and the execution and delivery of this Agreement and the performance by Buyer of its obligations hereunder: (i) have been duly authorized by all requisite corporation action; and (ii) will not conflict with, or result in any breach of, any of the terms, covenants and provisions of the Buyer's or bylaws or any law or any regulation, order, judgment, writ, injunction or decree of any court of governmental authority, or any agreement or instrument to which Buyer is a party or by which it is bound.

16. Tax Free Exchange. Buyer acknowledges that Seller intends to exchange the Premises or property not yet identified pursuant to a structure which will qualify as a tax free exchange under the Internal Revenue Code, as amended (the "Code"). Further, if the property to be exchanged for has not been identified at the Time of Closing, the Seller intends to takes such steps at the Time of Closing as are necessary in order for Seller to qualify for a so-called deferred or delayed exchange under the Code.

         Buyer agrees that it will cooperate with Seller in accomplishing to transaction described in the foregoing paragraph and in connection therewith will execute such other agreements and take such other actions as Seller may reasonably request provided, however, that in no event shall Buyer be required to incur any cost or expenses in connection therewith (except such legal costs as it may incur by reason if its counsel's review of any such Agreement).

17.      Buyer's Remedies for Seller's Default

         (a) If Seller fails to perform or observe any of its covenants and agreements under this Agreement, which failure shall continue until the time of Closing, then Buyer may either (as its sole and exclusive remedy in either case) by giving notice to Seller.

                  (i) terminate this Agreement, in which event Buyer shall be entitled to the immediate return of the Deposit and all earnings thereof in accordance with Section 13 hereof, whereupon this Agreement shall be of no further force and effect and neither Buyer nor Seller shall have any further rights, obligations, or liabilities hereunder; or

                  (ii) exercise the right to bring an action in specific performance to compel Seller to perform this Agreement. Buyer shall not be entitled to recover any damages, whether direct, indirect or consequential.

18.      General

         (a) No offer. The submission of a draft of this Agreement or a summary of some or all of its provisions does not constitute an offer to buy or to sell the Premises, it being understood and agreed that neither Buyer nor Seller shall be legally obligated with respect to a purchase or sale of the Premises unless and until this Agreement has been executed by both Buyer and Seller and a fully executed copy has been delivered to both.

         (b) Severability. The invalidity of any provision of this Agreement shall in no way affect the validity of any other provision.

         (c) Successors and Assigns. This Agreement is binding upon and shall inure to the benefit of the parties hereto and their heirs, successors, personal representatives and assigns.

         (d) Notices. All notices required or permitted to be given hereunder (except notices indicating the time for Buyer's access to the Property) shall be in writing and sent (a) by certified, registered or express mail, postage prepaid, return receipt requested, (b) hand delivered, (c) by overnight courier service, or (d) by telecopy, addressed as follows:

If to Seller:             DOE PARTNERS, L.P.
                          c/o Brattle Advisors, L.P.
                          44 Brattle Street
                          Cambridge, MA 02238
                          Attn: Samuel Plimpton
                          Tel:  (617) 576-5300
                          Fax:  (617) 497-8717

with a copy to:           Ropes & Gray
                          One International Place
                          Boston, MA 02108
                          Attn: Francis X. Hanlon, Esq.
                          Tel:  (617) 951-7232
                          Fax:  (617) 951-7050

If to Buyer:              Daymarc, Inc.
                          301 Second Avenue
                          Waltham, MA 02154-1194
                          Attn:   Robert Allison
                          Tel:    (617) 890-2345
                                  (617) 890-4229

with copies to:           Cohu, Inc.
                          5755 Kearny Villa Road
                          P.O. Box 85623
                          San Diego, CA  92186-5623
                          [for overnight delivery: San Diego, CA 92123)
                          Attn:   John Allen
                                  Charles Schwan
                          Tel:    (619) 277-6700
                          Fax:    (619) 277-9412

                          Palmer & Dodge
                          One Beacon Street
                          Boston, MA 02108
                          Attn:   Thomas G. Schnorr, Esq.
                          Tel:    (617) 573-0363
                          Fax:    (617) 227-4420

If to Broker:             Charles H. Detwiller III
                          Nealon Associates
                          255 Bear Hill Road
                          Waltham, MA 02154
                          Tel:    (617)
                          Fax:    (617-890-0767

or to such other address or addresses as the parties may designate from time to time by notice provided in accordance with this provision. Any such notices shall be effective upon receipt of the same by the party to whom the notice is directed.

         (e) Interpretation. This Agreement is to be construed as a Massachusetts contract, sets forth the entire contract between the parties, and may not be canceled, amended, or waived except in writing.

         (f) If Seller or Buyer executes this Agreement in a representative or fiduciary capacity, only the principal or the estate represented shall be bound and neither the Seller or Buyer so executing, nor any shareholder or beneficiary of any trust, nor any officer or shareholder of any corporation, shall be personally liable for any obligation, express or implied, hereunder.

         (g) This Agreement may be executed in counterparts each of which shall be deemed an original.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their behalf as of the date and year first above written.

                            SELLER:

                            DOE PARTNERS,  L.P.

                            By:     CA Collection Inc., a general partner

                                    By:  Samuel Plimpton
                                        -----------------------
                            BUYER:

                            DAYMARC, INC.

                            By:  Charles Schwan
                                ------------------------
                            ESCROW AGENT:

                            ROPES & GRAY

                            By:  Francis X. Hanlon
                                ------------------------

                                    EXHIBIT A

         The property descriptions are set forth as Schedule C to the policy of title insurance issued by Ticor Title Insurance Company dated August 17, 1995 (Policy No. 9563-00626) and as Schedule C to a title insurance commitment issued by Chicago Title Insurance Company dated August 24, 1995 (Policy No. 9551-00897). Such title insurance policy and commitment are attached hereto.

                                    EXHIBIT B

         Reference is made to the title insurance policy and title commitment described on Exhibit A to this Agreement. The Permitted Encumbrances are as set forth in Schedule B to the title insurance policy no. 9563-00626 and Items 5 through 8 on Schedule B, Section 2 of title insurance commitment no. 9551-00897.

         Notwithstanding any other provision of this Agreement, it is agreed that on the Closing Date Buyer shall receive credits equal to (a) the outstanding assessment for water mains as shown on a current municipal lien certificate for Lot 2, plus (b) fifty percent (50%) of the outstanding assessment for water mains as shown on a current municipal lien certificate for Lot I.